Exhibit 16.1

Mantyla McReynolds, LLC
Certified Public Accountants

June 21, 2011

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC  20549-7561

We have read the statements included in Item 4.01 of Form 8-K/A (Amendment No. 1) dated June 21, 2011, of International Automated Systems, Inc. (the “Registrant”), filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/s/ Mantyla McReynolds, LLC
Mantyla McReynolds, LLC